CONTRACT FOR SALE OF GOODS

1. This contract is made and entered into this October 15, 2013 , by and between **Cangzhou Zhongbo Heavy Industry Machinery & Equipment Co.,Ltd of** Fuzhuang Industry Zone, 062150, Nanpi County, Cangzhou City, Hebei Province, China "Seller", and **Bally, Corp**, with corporate office located at 2620 REGATTA DR STE 102, Las Vegas, NV. herein referred to as "Buyer".

2. Sellers shall sell to the Buyer, and the Buyer shall buy from the Sellers, all of that certain stock of goods, wares and merchandise belonging to the Sellers, Buyer and Seller agree that identification shall not be deemed to have been made until both parties have agreed that the goods in question are to be appropriated and fulfill the requirements of performance of said contract with the buyer.

Description of goods are outlined in the Quotation Sheet Attached.

3. When order is placed, buyer agrees to pay for the goods via bank wire transfer or money order within 24 hours of submitting the order to Seller.

4. Goods shall be deemed received by Buyer when delivered to the final destination port.

5. Until such time as said goods have been received by buyer, all risk of loss from any casualty to said goods shall be on Seller.

6. Seller warrants that the goods are now free from any security interest or other lien or encumbrance, that they shall be free from same at the time of delivery, and that he neither knows nor has reason to know of any outstanding title or claim of title hostile to his rights in the goods.

7. Buyer has the right to examine the goods on arrival and has 7 days to notify Seller of any claim for damages on account of the condition, grade or quality of the goods. That said notice must specifically set forth the basis of his claim, and that his failure to either notice seller within the stipulated period of time or to set forth specifically the basis of his claim will constitute irrevocable acceptance of the goods.

8. This agreement has been executed, October 15, 2013.

Cangzhou Zhongbo Heavy Industry Machinery & Equipment Co.,Ltd	**Bally, Corp**
Full Name: Himers Gao	Full Name : Surjeet Singh
Per: ------------------------------	Per: ------------------------------

沧州中渤重工机械装备有限公司
CANGZHOU ZHONGBO HEAVY INDUSTRY MACHINERY&EQUIPMENT CO.,LTD

<u>Quotation Sheet.</u>